Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$41,682,070
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,071,600)
Dividend Income	3,397
Interest Income	4,793
ETF Transaction Fees	700
Total Income (Loss)	$34,619,360

Expenses
General Partner Management Fees	$152,060
Professional Fees	25,512
Brokerage Commissions	15,260
Directors' Fees and insurance	7,273
SEC & FINRA Registration Expense	22,010
Total Expenses	222,115
Net Income (Loss)	$34,397,245

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$226,412,461
Withdrawals (750,000 Shares)	(16,962,600)
Net Income (Loss)	34,397,245

Net Asset Value End of Month	$243,847,106
Net Asset Value Per Share (10,100,000 Shares)	$24.14

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596